As filed with the Securities and Exchange Commission on March 15, 2024.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________

RICHTECH ROBOTICS INC.
(Exact name of registrant as specified in its charter)

___________________________

Nevada	3569	88-2870106
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4175 Cameron St Ste 1
Las Vegas, NV 89103
(866) 236-3835
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

___________________________

Zhenwu (Wayne) Huang
C/O RICHTECH ROBOTICS INC.
4175 Cameron St Ste 1
Las Vegas, NV 89103
(866) 236-3835
(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Copies to:

Richard I. Anslow, Esq.
Lijia Sanchez, Esq.
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105
Tel: (212) 370-1300
Fax: (212) 370-7889

___________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, Dated March 15, 2024

12,983,208 Shares

RICHTECH ROBOTICS INC.

Class B Common Stock

This prospectus relates to the resale from time to time of up to 12,983,208 shares of Class B common stock, par value $0.0001 per share (the “Class B common stock”), of Richtech Robotics Inc., a Nevada corporation (the “Company”), by YA II PN, Ltd., a Cayman Islands exempt limited partnership (the “Investor” or the “Selling Stockholder”), pursuant to a standby equity purchase agreement (the “Purchase Agreement”), which the Company entered into with the Investor, on February 15, 2024. Pursuant to the Purchase Agreement, the Investor agreed to purchase up to $50 million of shares of the Company’s Class B common stock (the “SEPA Shares”) over the course of 24 months following the date of the Purchase Agreement. The price of the Class B common stock to be issued under the Purchase Agreement shall be 96% of the lowest volume weighted average trading price (the “VWAP”) of the Class B common stock for the three trading days immediately following the delivery of each written notice (each, an “Advance Notice”) by the Company to the Investor requesting an advance pursuant to the Purchase Agreement. The 12,983,208 shares of Class B common stock being registered in this prospectus represents 19.99% of the Company’s outstanding shares of Class B common stock as of the date of the Purchase Agreement, which is the maximum aggregate number of shares of Common Stock issuable under the Purchase Agreement, and includes: (i) the SEPA Shares (including shares of Class B common stock (the “Conversion Shares”) issuable to the Investor upon conversion of the Notes (as described below)), and (ii) 259,350 shares of Class B common stock issued to the Investor as a commitment fee pursuant to the Purchase Agreement (the “Commitment Shares”).

In connection with and subject to the satisfaction of certain conditions set forth in the Purchase Agreement, upon the request of the Company, the Investor will pre-advance to the Company up to $3,000,000 of the $50,000,000 commitment amount (a “Pre-Advance”), with each Pre-Advance to be evidenced by a convertible promissory note (each, a “Note”). The first Pre-Advance, in the principal amount of $1,000,000, was advanced February 15, 2024. The second Pre-Advance shall be in a principal amount of $1,000,000 and advanced upon the filing of the registration statement of which this prospectus forms a part, and the third Pre-Advance shall be in a principal amount of $1,000,000 and advanced on the second trading day after the effectiveness of the registration statement of which this prospectus forms a part. Each Note is subject to a 4% discount to the principal amount of such Note.

Each Note will accrue interest on the outstanding principal balance at the rate of 8% per annum and has a maturity date of 12 months after the date of issuance of the first Note (as may be extended at the option of the Investor). The Company is required to pay, on a monthly basis, one-nineth of the outstanding principal amount of each Note, together with accrued and unpaid interest, either (i) in cash or (ii) by submitting an Advance Notice pursuant to the Purchase Agreement and selling SEPA Shares to the Investor, or any combination of (i) or (ii) as determined by the Company. The initial repayment is due 90 days after the issuance of the first Note, followed by subsequent payments due every 30 days after the previous payment. Unless otherwise agreed to by the Investor, any funds received by the Company pursuant to the Purchase Agreement for the sale of SEPA Shares will first be used to satisfy any payments due under an outstanding Note.

At the election of the Investor, all or a portion of the principal, interest, or other amounts outstanding under each Note (the “Conversion Amount”) may be converted into a number of Conversion Shares equal to: (x) the Conversion Amount, divided by (y) the Conversion Price. “Conversion Price” is initially defined as (i) $6.00 per share of Class B common stock, provided however, on May 28, 2024 (the “Reset Date”), the Conversion Price shall be adjusted (downwards only) to equal the average of the daily VWAPs for the five consecutive trading days immediately prior to the Reset Date, if such price is lower than the Conversion Price then in effect.

On March 14, 2024, the Company and the Investor entered into a letter agreement (the “Letter Agreement”) to amend the terms of each Note as follows: (i) the Company may redeem early a portion or all amounts (including principal and accrued and unpaid interest) outstanding under the Note with at least 10 trading days’ prior written notice by the Company to the Investor. The outstanding principal balance being redeemed by the Company shall be subject to a 10% cash redemption premium. After receipt of the Redemption Notice, the Investor shall have 10 trading days to elect to convert all or any portion of the Note; and (ii) the Conversion Price shall not be lower than $1.50 per share of Class B common stock.

The Selling Stockholder, or its transferees, pledgees, donees or other successors-in-interest, may sell the shares Class B common stock through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholder may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Stockholder may sell its shares of Class B common stock following the effective date of the registration statement of which this prospectus forms a part.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

For more information about how the Selling Stockholder may sell its shares of Class B common stock, please see the section titled “Plan of Distribution” on page 18.

Our Class B common stock is currently traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “RR.” On March 1, 2024, the last reported sale price for our Class B common stock was $1.59 per share. See “Determination of Offering Price.”

We are registering the shares of Class B common stock on behalf of the Selling Stockholder, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Class B common stock by the Selling Stockholder in the offering described in this prospectus. We have agreed to bear all expenses incurred in connection with the registration of the Class B common stock. The Selling Stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Class B common stock.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. Investing in our Class B common stock involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our Class B common stock. See “Prospectus Summary — Emerging Growth Company Status.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2024.

You should rely only on the information contained in this prospectus and in any free writing prospectus prepared by or on behalf of us and delivered or made available to you. Neither we, nor the Selling Stockholder have authorized anyone to provide you with additional or different information. We are offering to sell, and seeking offers to buy, shares of our Class B common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or a free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of shares of our Class B common stock. Our business, financial condition, operating results, and prospects may have changed since that date.

For investors outside the United States: Neither we nor Selling Stockholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Class B common stock and the distribution of this prospectus outside of the United States.

Industry and Market Data

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, government publications and other published independent sources. Some data is also based on our good faith estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications.

Trademarks

In our key markets, we have rights to use, or hold, certain trademarks relating to Richtech Robotics Inc. or the respective applications for trademark registration are underway. We do not hold or have rights to any other additional patents, trademarks or licenses, that, if absent, would have had a material adverse effect on our business operations. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

i

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Class B common stock. You should read this entire prospectus, including the information incorporated by reference herein, carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the year ended September 30, 2023, before making an investment decision.

In this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” “Richtech” and the “Company” refer to Richtech Robotics Inc.

Overview

We are a developer of advanced robotic technologies focused on transforming labor-intensive services in hospitality and other sectors currently experiencing unprecedented labor shortages. With a global R&D team based out of China and the United States, we design, manufacture and sell robots to restaurants, hotels, senior living centers, casinos, factories, movie theaters and other businesses. Our robots perform a variety of services including restaurant running and bussing, hotel room service delivery, floor scrubbing and vacuuming, and beverage and food preparation. We design our robots to be friendly, customizable to client environments, and extremely reliable. For example, our food service delivery robots typically make over 1,000 deliveries every month in busy environments. Our current customer base includes major hotel brands, national chain restaurants, leading senior care facilities, and top casino management companies.

Our mission is to integrate robotics and automation into our everyday lives. We envision ourselves becoming the first robotics “Super-operator,” where thousands of our robots are deployed out in the field and managed by Richtech’s AI Cloud Platform (ACP). As a Super-operator, our robotic fleet will be performing a wide variety of tasks within a business, from completing deliveries and scrubbing floors to cooking noodles and preparing drinks. Our ACP platform will allow businesses to plug in their robots and immediately leverage an immense amount of data to optimize workflows, lower management complexity, and minimize labor dependency.

Recent Developments

Initial Public Offering

On November 21, 2023, the Company consummated its initial public offering of 2,100,000 shares of Class B common stock at a price of $5.00 per share, generating gross proceeds of $10.5 million. On December 22, 2023, the underwriters purchased an additional 42,563 shares of Class B common stock at a price of $5.00 per share, generating gross proceeds of $212,815. On November 17, 2023, the shares of Class B common stock began trading on the Nasdaq Capital Market under the trading symbol “RR.”

In connection with the initial public offering, the Company issued to the representative of the underwriters and its designee (the “Representative”) warrants (the “Representative’s Warrants”) to purchase 105,000 shares of Class B common stock. In connection with the partial exercise of the underwriters’ over-allotment option, the Company issued to the Representative and its designee additional Representative’s Warrants to purchase 2,128 shares of Class B common stock. The Representative’s Warrants will be exercisable at a per share exercise price equal to $6.00 and are exercisable at any time and from time to time, in whole or in part, during the period commencing on May 21, 2024, and terminating on November 21, 2028. Neither the Representative’s Warrants nor any of the shares issued upon exercise of the Representative’s Warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of six (6) months immediately following the commencement of sales of the offering. The Representative’s Warrants also provides for one demand registration right of the shares underlying the Representative’s Warrants at the Company’s expense; one additional demand registration at the warrant holders’ expense; and unlimited “piggyback” registration rights. The registration rights will only be exercisable within a period of five years after November 16, 2023. The Representative’s Warrants also contain customary anti-dilution provisions.

In connection with the initial public offering, the Company filed its Second Amended and Restated Articles of Incorporation with the Nevada Secretary of State on November 17, 2023.

Standby Equity Purchase Agreement

On February 15, 2024, the Company entered into the Purchase Agreement with YA II PN, Ltd., pursuant to which the Investor has agreed to purchase up to $50 million of the Company’s shares of Class B common stock over the course of 24 months after the date of the Purchase Agreement. The price of shares to be issued under the Purchase Agreement will be 96% of the lowest VWAP of the Class B common stock for the three trading days immediately following the delivery of each Advance Notice by the Company (the “Pricing Period”). Each issuance and sale by the Company to the Investor under the Purchase Agreement (an “Advance”) is subject to a maximum amount equal to 100% of the daily trading volume of the Class B common stock, as reported by Bloomberg L.P., during the five trading days immediately preceding an Advance Notice.

With respect to each Advance, the Company has the option to notify the Investor of a minimum acceptable price (“MAP”) by specifying the amount within an Advance Notice. During any trading day within a Pricing Period, two conditions will trigger an automatic reduction to the amount of the Advance by one-third: either (i) the VWAP of the Class B common stock is below the MAP specified in the Advance Notice, or (ii) there is no VWAP available (each such day, an “Excluded Day”). On each Excluded Day, an automatic one-third reduction is applied to the specified Advance amount in the Advance Notice and that day will be excluded from the Pricing Period.

Each Advance is subject to certain limitations, including that the Investor cannot purchase any shares that would result in it beneficially owning more than 4.99% of the Company’s outstanding voting power or number of shares of Class B common stock at the time of an Advance or acquiring in the aggregate under the Purchase Agreement more than 19.99% of the Company’s outstanding shares of Class B common stock as of the date of the Purchase Agreement (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including, where the Company has obtained stockholder approval to issue in excess of the Exchange Cap in accordance with the rules of Nasdaq or such issuances do not require stockholder approval under Nasdaq’s “minimum price rule.”

The Purchase Agreement will terminate automatically on the earlier of February 16, 2026 or when the Investor has purchased an aggregate of $50 million of Class B common stock. The Company has the right to terminate the Purchase Agreement upon five trading days’ prior written notice to the Investor, subject to certain conditions.

In connection with and subject to the satisfaction of certain conditions set forth in the Purchase Agreement, the Investor will pre-advance to the Company up to $3,000,000 of the $50,000,000 commitment amount, with each Pre-Advance to be evidenced by a convertible promissory note. The first Pre-Advance, in the principal amount of $1,000,000, was advanced February 15, 2024. The second Pre-Advance shall be in a principal amount of $1,000,000 and advanced upon the filing of the registration statement of which this prospectus forms a part, and the third Pre-Advance shall be in a principal amount of $1,000,000 and advanced on the second trading day after the effectiveness of the registration statement of which this prospectus forms a part. Each Note is subject to a 4% discount to the principal amount of such Note.

Each Note will accrue interest on the outstanding principal balance at the rate of 8% per annum and has a maturity date of 12 months after the date of issuance of the first note (as may be extended at the option of the Investor). The Company is required to pay, on a monthly basis, one-nineth of the outstanding principal amount of each Note, together with accrued and unpaid interest, either (i) in cash or (ii) by submitting an Advance notice pursuant to the Purchase Agreement and selling the Investor shares, or any combination of (i) or (ii) as determined by the Company. The initial repayment is due 90 days after the issuance of the first Note, followed by subsequent payments due every 30 days after the previous payment. Unless otherwise agreed to by the Investor, any funds received by the Company pursuant to the Purchase Agreement for the sale of shares will first be used to satisfy any payments due under an outstanding Note.

At the election of the Investor, all or a portion of the principal, interest, or other amounts outstanding under each Note may be converted into Conversion Shares, equal to: (x) the Conversion Amount, divided by (y) the Conversion Price. “Conversion Price” is initially defined as (i) $6.00 per share of Common Stock, provided however, on May 28, 2024, the Conversion Price shall be adjusted (downwards only) to equal the average of the daily VWAPs for the 5 consecutive trading days immediately prior to the Reset Date, if such price is lower than the Conversion Price then in effect. The Conversion Shares are entitled to the registration rights set forth in the Purchase Agreement.

On March 14, 2024, the Company and the Investor entered into the Letter Agreement to amend the terms of each Note as follows: (i) the Company may redeem early a portion or all amounts (including principal and accrued and unpaid interest) outstanding under the Note with at least 10 trading days’ prior written notice by the Company to the Investor. The outstanding principal balance being redeemed by the Company shall be subject to a 10% cash redemption premium. After receipt of the Redemption Notice, the Investor shall have 10 trading days to elect to convert all or any portion of the Note; and (ii) the Conversion Price shall not be lower than $1.50 per share of Class B common stock.

The Company paid a subsidiary of the Investor a structuring fee in the amount of $25,000 and issued to the Investor 259,350 Commitment Shares as a commitment fee. The Company and the Investor made certain representations and warranties to each other that are customary for transactions similar to this one, subject to specified exceptions and qualifications. Each of the Company and the Investor also agreed to indemnify the other.

The foregoing descriptions of the Purchase Agreement and the Notes and the transactions contemplated thereby are qualified in their entirety by reference to the full text of the Purchase Agreement and the Notes, a copy or a form of which are attached hereto as Exhibits 10.13 and 10.14, respectively, each of which is incorporated herein in its entirety by reference.

Revere Agreements

In connection with the execution of the Purchase Agreement, the Company entered into two agreements with Revere Securities, LLC (“Revere”): (i) a financial services agreement, dated as of January 22, 2024 (the “Financial Services Agreement”), pursuant to which the Company agreed to pay Revere $25,000 per month on an accrual basis for six months, with payments commencing upon the execution of the Purchase Agreement, for general financial advisory services provided by Revere, and (ii) a finder’s fee agreement, dated as of January 22, 2024 (the “Finder’s Fee Agreement”), pursuant to which the Company agreed to pay Revere (a) cash compensation equal to 7% of total proceeds from Pre-Advances raised under the Purchase Agreement, plus (b) cash compensation equal to 4% of any Advance under the Purchase Agreement, paid upon 3 business days after the closing of such Advance.

The foregoing descriptions of the Financial Services Agreement and the Finder’s Fee Agreement are qualified in their entirety by reference to the full text of the Financial Services Agreement and the Finder’s Fee Agreement, copies of which are attached hereto as Exhibits 10.15 and 10.16, respectively, each of which is incorporated herein in its entirety by reference.

Corporate History and Structure

The Company was originally founded as Richtech Creative Displays LLC in Nevada in July 2016. The primary business at the time of incorporation was product development work related to machine vision used to process video feed and produce usable outputs. Applications of this work included interactive projection systems, facial recognition applications such as for temperature screening, and eventually environmental image recognition, obstacle avoidance recognition, and virtual positioning analysis necessary for indoor robot navigation. From 2019 to 2020, we designed, developed, and built indoor delivery robots. In response to COVID, we pivoted to providing temperature screening robots that utilized AI algorithms to detect a face and pinpoint the location of the forehead to take an accurate temperature measurement. As fears around COVID subsided and the labor shortage took hold, we pivoted back to providing delivery robots and other service-related robots.

Richtech Creative Displays LLC was converted to Richtech Robotics Inc., a Nevada corporation, in June 2022.

Our Products and Services

Our products are categorized into three kinds of service automation: indoor transport and delivery, sanitation, and food and beverage automation. Our target market is the hospitality sector, which includes restaurants, hotels, casinos, resorts, senior care, hospitals, and movie theaters. We also plan to leverage our expertise in food automation to bring services directly to the consumer with the ADAM system which is described below.

The majority of our robots can be characterized as Autonomous Mobile Robots (AMRs), meaning that our robots can understand and move through its environment independently. AMRs differ from their predecessors, Autonomous Guided Vehicles (AGVs), which rely on tracks or predefined paths and often require operator oversight. Our AMRs understand their environment through an array of advanced sensors, with the primary sensor being a LiDAR which stands for Light Detection and Ranging. The LiDAR is able to create a 2D map of the environment by sending out laser pulses and measuring the time it takes to bounce back, similar to sonar but far more accurate. Secondary sensors such as RGBD cameras that detect color and depth of images, ultrasonic proximity sensors, and standard AI machine vision that can recognize objects are used in sync to create an in-depth understanding of the robot’s environment. These sensors, combined with a robust navigation software stack based on AI algorithms, provides our robots the ability to perform dynamic path planning through their environments.

Our ACP service is a business optimization tool that allows customers to benefit from the rich operational data generated by the robots. Each AMR can operate independently in the real world and report data up to the ACP. The ACP can then utilize the data to optimize workflows, enhance guest experiences, and minimize waste. The ACP will store robot utilization metrics for analyses and reporting, providing clients with detailed operational data.

Indoor Transport and Delivery

In the transport and delivery category we have two main product lines, the Matradee line of server assistant robots geared towards restaurants and restaurant-like environments, and the Richie and Robbie line of room service robots that can service hotels, resorts, casinos, and health care facilities.

Matradee is a robot designed for dining spaces that can be used for bussing, serving, hosting, advertising, and entertaining. For example, Matradee will transport food from the kitchen to the table where a waiter can come by and serve the guests. The waiter could then load the Matradee with dirty plates and send it to the dish washing zone in the kitchen. The robot is designed to operate in narrow and busy environments, navigating around tables and people in order to get to its destination. Matradee was designed to have a large carrying capacity and to be extremely stable so that it can carry wine glasses and delicate food items without spilling. It can also be used to greet guests at the reception area and lead them to their table. With a battery life of eight to fourteen-hours between charges, the Matradee can run for the entire day without taking a break. When multiple robots are deployed in the same space, the robots communicate over short-range radio waves to coordinate and make way for each other.

Richie and Robbie are our room service delivery robots, that are elevator enabled and can traverse over 850,000 sq. ft. This robot is able to make deliveries to any destination inside a building. The robot can call the elevator to travel up and down floors, and once it gets to its destination, it notifies the guest that their delivery has arrived. These robots navigate using the same principles as the Matradee, a combination of sensors and AI-based navigation algorithms.

Richtech also provides a number of accessories that work to further optimize Richie and Robbie. An automated vending machine (AVM) can be deployed to automatically dispense commonly requested items such as water or toothpaste directly into the compartment of the robot, allowing for a fully automated delivery process. Guests can place orders directly through their phone via a client app or scannable QR code menu. Fully automated deliveries are expected to be fast and reliable, without the need to heavily engage staff. In addition to being a great labor-saving tool, these robots can increase hotel revenue by broadening room service availability hours and making it easier for guests to place orders.

Sanitation

DUST-E is our autonomous commercial cleaning robot product line that features three distinct models, the CX, SX and MX. The CX is our smallest robot designed to perform routine vacuum and mopping in spaces less than 10,000 sq. ft., such as indoor hard floor office environments. The SX is for larger and more challenging environments under 100,000 sq. ft., such as hotel lobbies and more restaurants. The MX is our largest unit capable of cleaning spaces up to 500,000 sq ft., tailored to large industrial and commercial spaces such as warehouses, factories, large hotel floors, event spaces, schools and universities, and department stores.

Food and Beverage Automation

ADAM is our food and beverage automation robot. The core concept of ADAM is to develop a fully independent food and beverage business based entirely on robots and automation. The dual six-degree-of-freedom robotic arms are designed to provide the same level of flexibility as a human arm, allowing ADAM to easily emulate human movements. We designed ADAM to be friendly and approachable by giving it a white and round exterior, and designed it to look more like a robot than a human to avoid the “uncanny valley” effect. (The uncanny valley is a concept that suggests that humanoid objects that imperfectly resemble actual human beings provoke uncanny or strangely familiar feelings of uneasiness and revulsion in observers. “Valley” denotes a dip in the human observer’s affinity for the replica, a relation that otherwise increases with the replica’s human likeness.) Future features are expected to include adding natural language processing to allow customers to directly speak their orders to the robot as they would with an employee.

Our Industry

Our product family was designed to provide labor-intensive businesses with robotic automation solutions. We believe hospitality is the most labor-intensive industry, which is why we have deployed our robots across restaurants, hotels, casinos, hospitals, bars, event spaces, and senior living homes.

The nonindustrial service robotics market includes warehouse picker robots, self-driving floor scrubbers, customer service robots, delivery robots, surgery robots, food harvesting robots for agriculture, underground and underwater inspection robots, security robots, military defense robots, drug research robots and others. The market is currently in the phase where end-users and system integrators are still gaining experience in adoption and implementation of nonindustrial service robots. In North America, the primary driver for adoption is expected to be the ongoing trend to automate menial or non-value-adding-tasks. These tasks include cleaning, transport and delivery, and food preparation.

COVID-19 Effect

COVID-19 significantly impacted our business operations in several ways. Our product focus is in the hospitality space so as a result of widespread COVID-19 shutdowns we had to innovative. The Company pivoted to providing COVID related products and services such as temperature measurement equipment and QR code health questionnaires. This was the Company’s main focus from 2020 to 2021.

While hospitality services re-opened to some degree in 2021, many locations were still under lockdown or under some level of restrictions such as limited indoor dinning. These factors limited the amount of traction we could achieve in 2021. Supply chain disruptions did occur in 2021, which delayed deliveries of products but these have since been resolved and are no longer affecting our business.

COVID also accelerated the adoption of robotics by addressing the already challenging labor market situation, especially in hospitality where many jobs were eliminated during the pandemic and employees did not return to their jobs once conditions permitted.

Our Competitive Strengths

We believe we are one of the current leaders in the service robotics market for the following reasons:

•        First Mover Advantage:    The nonindustrial service robotics market has no clearly defined market leader. Our Matradee robot is one of the earliest restaurant service robots to launch in the U.S. market, and we believe we are recognized by customers and competitors as an established brand in the restaurant service robotics space. We believe that there is only one other competitive product that was launched for room service delivery prior to our Richie and Robbie being introduced to the market. Based on our extensive knowledge of the service robotics industry, we believe ADAM to be one of the earliest commercialized humanoid robots in the U.S. that can be utilized to serve both food and beverages in a real-world environment. We have not seen any other robot like ADAM that has come to market and been deployed at any scale.

•        Reliable Technology:    Our reliable AI navigation and obstacle recognition algorithms provides our robots with what we believe is best-in-class reliability and performance.

•        Broad Product Offerings and Synergies:    Unlike our competitors that only provide one robot or one type of robot, we have a breadth of robotic solutions to deploy depending on a client’s needs. Having a variety of products not only provides clients with a one-stop-shop for their service robotic needs, it also creates the impression that we are a reliable resource to consult as they approach the general adoption and implementation of robotic solutions across different sectors of their business.

•        Distribution:    We have an extensive network of distribution channels with over 30 regional and national distributors. These distribution partners span across a broad array of sectors including healthcare, senior living, hotels, and restaurants.

•        Enterprise Partnerships:    We have executed Master Services Agreements (“MSAs”) with several large enterprise customers (defined as those companies with annual revenues over $1 billion) that in total represent over 9,000 restaurant and hotels. We have on-going pilot programs with ten enterprises that represent over 40,000 locations. Our enterprise customers represent the largest players in the restaurant, hotel, senior living, and casino industries. We believe our ability to form enterprise level partnerships will be a major differentiating factor between us and competitors over the next two-three years.

•        Business Model:    We are at the forefront of the service robotics market with our current technology and resources to launch a robotics-based franchise business. We believe this is the best way to capitalize on our technology allowing us to produce food and beverage delivery products at a lower cost than competitors. This business model also solves for two of the significant problems the hospitality industry currently faces, labor and quality control.

•        Market Coverage:    We currently provide deployment and maintenance services to the entire continental United States and Hawaii. We have deployments in 37 states and anticipate adding more on a monthly basis. Our ability to maximize the addressable market should accelerate the growth of our business. With a larger market share, we can utilize economies of scale to better compete against our competitors.

Our Strategies

We intend to establish ourselves as the leading provider of service robotic solutions by developing, manufacturing, and deploying novel products that address the growing need for automation in the service industry. The key components to our growth strategy include:

•        Building our commercial organization;

•        Penetrate the hotel market with Richie and Robbie;

•        Launch and scale our robotics franchise brand;

•        Establish enterprise partnerships;

•        Penetrate the education and government markets; and

•        Expanding our R&D team.

See the section entitled “Business — Our Strategies” included in our Annual Report on Form 10-K for the year ended September 30, 2023 for more details.

Intellectual Property

We currently have 7 pending patents, and we will in the future file patent applications on inventions that we deem to be innovative. We also hold two trademarks. We currently own and operate three domain names.

Summary of Risks

Our business is subject to a number of risks and uncertainties. These risks are discussed more fully in “Risk Factors” included elsewhere in this prospectus and in the section titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended September 30, 2023. Before you make a decision to invest in our Class B common stock, you should carefully consider all of those risks including the following:

Risks Related to Our Industry and Business

•        We operate in an emerging market, which make it difficult to evaluate our business and prospects.

•        We operate in an emerging industry that is subject to rapid technological change and will experience increasing competition.

•        Our business plans require a significant amount of capital. Future capital needs may require us to sell additional equity or debt securities that may dilute its stockholders.

•        We have limited experience in operating our robots in a variety of environments. Unforeseen safety issues with our products could result in injuries to people which could result in adverse effects on our business and reputation.

•        We must successfully manage product introductions and transitions in order to remain competitive.

•        Our international expansion plans, if implemented, will subject us to a variety of risks that may harm our business.

•        We rely on third party manufacturers/suppliers, which may increase the risk that we will not have sufficient quantities of our products or such quantities at an acceptable cost, which could delay, prevent or impair our development or commercialization efforts.

Risks Related to Our Intellectual Property

•        If we fail to protect or enforce our intellectual property or proprietary rights, our business and operating results could be harmed.

•        In addition to patented technology, we rely on our unpatented proprietary technology, trade secrets, designs, experiences, work flows, data, processes, software and know-how.

•        Under a certain number of our agreements, we are required to provide indemnification in the event our technology causes harm to third parties.

Risks Related to Compliance

•        We may become subject to new or changing governmental regulations relating to the design, manufacturing, marketing, distribution, servicing, or use of its products, and a failure to comply with such regulations could lead to withdrawal or recall of our products from the market, delay our projected revenues, increase cost, or make our business unviable if it is unable to modify its products to comply.

•        We may become involved in legal and regulatory proceedings and commercial or contractual disputes, which could have an adverse effect on our profitability and financial position.

•        We are subject to, and must remain in compliance with, numerous laws and governmental regulations across various jurisdictions concerning the manufacturing, use, distribution and sale of our products.

General Risks Associated with Our Company

•        Our limited operating history and evolving business make it difficult to evaluate our current business and future prospects.

•        If we were to lose the services of members of our senior management team, we may not be able to execute our business strategy.

•        We are currently a small organization and will need to hire additional qualified personnel to effectively implement our strategic plan, and if we are unable to attract and retain highly qualified employees, we may not be able to continue to grow our business.

•        We are an “emerging growth company,” and will be able take advantage of reduced disclosure requirements applicable to “emerging growth companies,” which could make our Class B common stock less attractive to investors.

•        We will incur significantly increased costs as a result of and devote substantial management time to operating as a public company.

•        Our management has limited experience in operating a public company.

Risks Related the Ownership of Our Class B Common Stock

•        An active trading market for our Class B common stock may not develop or be sustained.

•        The trading price of our Class B common stock may be volatile, and you could lose all or part of your investment.

•        Future sales of our Class B common stock or securities convertible into our Class B common stock may depress our stock price.

•        Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our Class B common stock.

•        Our directors, executive officers and principal stockholders have substantial control over us and could delay or prevent a change of corporate control.

Risks Related to this Offering

•        FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our Class B common stock.

•        The sale or the anticipation of the sale by the Selling Stockholder may have an adverse effect upon the market price of our Class B common stock.

•        It is not possible to predict the actual number of shares we will sell under our agreement with the Investor, or the actual gross proceeds resulting from those sales.

•        Investors who buy shares at different times will likely pay different prices.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:

•        being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

•        an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•        reduced disclosure about executive compensation arrangements in our periodic reports, registration statements, and proxy statements; and

•        exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are not choosing to “opt out” of this provision. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (ii) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities and (iv) the end of any fiscal year in which the market value of our Class B common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year. We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Implication of Being a Controlled Company

Our co-founder and Chief Executive Officer, Zhenwu (Wayne) Huang, beneficially owns 30,308,000 shares of Class A common stock, par value $0.0001 per share, of our Company (the “Class A common stock”), representing approximately 65.12% of the total voting power of our issued and outstanding shares of common stock. As a result, we are a “controlled company” as defined under the Nasdaq Stock Market Rules, because Zhenwu (Wayne) Huang holds more than 50% of the voting power for the election of directors. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements.

Principal Offices

Our principal executive offices are located at 4175 Cameron St Ste 1, Las Vegas, NV 89103. Our telephone number is (866) 236-3835. Our website address is www.richtechrobotics.com. The information contained on, or that can be accessed through, our website or any other website is not a part of this prospectus.

THE OFFERING

Class B common stock offered by the Selling Stockholder	12,983,208 shares.
Class B common stock outstanding immediately before this offering	21,888,410 shares.
Class B common stock to be outstanding immediately after this offering (assuming all of the shares offered in this offering have been issued and sold)	34,871,618 shares.(1)
Use of proceeds

We will not receive any proceeds from the sale of the shares of Class B common stock held by the Selling Stockholder being registered in this prospectus. We may receive up to $50 million in gross proceeds from any sales we may make to the Selling Stockholder pursuant to the Purchase Agreement from time to time for up to 24 months from the date of the Purchase Agreement, after the registration statement of which this prospectus forms a part is declared effective. Any net proceeds from the Selling Stockholder that we receive under the Purchase Agreement will be used to make any payments due under an outstanding Note, for general corporate purposes, capital expenditures, working capital and general and administrative expenses.

Risk Factors

You should carefully read the “Risk Factors” section, together with all of the other information included in or incorporated by reference, in this prospectus before deciding whether to invest in our Class B common stock.

Nasdaq symbol	“RR.”

____________

(1)      The number of shares of Class B common stock to be outstanding after this offering is based on 12,983,208 shares of our Class B common stock outstanding as of March 7, 2024.

RISK FACTORS

An investment in our Class B common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, as well as the risks set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2023, which is incorporated by reference herein. You should also refer to the other information contained in this prospectus and the documents incorporated by reference herein, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended September 30, 2023, before making a decision to invest in our Class B common stock. Our business, operating results, financial condition, or prospects could be materially and adversely affected by any of these risks and uncertainties. If any of these risks actually occurs, the trading price of our Class B common stock could decline and you might lose all or part of your investment. Our business, operating results, financial performance, or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material.

Risks Related to This Offering

Sales or the anticipation of sales of our Class B common stock by the Selling Stockholder could affect the market price of our Class B common stock.

The Selling Stockholder may sell or otherwise engage in transactions with respect to their Class B common stock as described in “Plan of Distribution.” The sale or the anticipation of the sale by the Selling Stockholder of Class B common stock may have a negative impact on the market for and market price of our Class B common stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our Class B Common Stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Class B common stock, which may have the effect of reducing the level of trading activity in our Class B common stock. As a result, fewer broker-dealers may be willing to make a market in our Class B common stock, reducing a stockholder’s ability to resell shares of our Class B common stock.

It is not possible to predict the actual number of shares we will sell under our agreement with the Investor, or the actual gross proceeds resulting from those sales.

On February 15, 2024, we entered into the Purchase Agreement with the Investor pursuant to which the Investor has agreed to purchase up to $50 million shares of Class B common stock over the course of 24 months after the date of the Purchase Agreement. The price of shares to be issued under the Purchase Agreement will be 96% of the lowest VWAP of the Class B common stock during the Pricing Period. Each Advance under the Purchase Agreement is subject to a maximum amount equal to 100% of the daily trading volume of the Class B common stock, as reported by Bloomberg L.P., during the five trading days immediately preceding an Advance Notice. With respect to each Advance, the Company has the option to notify the Investor of a MAP by specifying the amount within an Advance Notice. During any trading day within a Pricing Period, two conditions will trigger an automatic reduction to the amount of the Advance by one-third: either (i) the VWAP of the Class B common stock is below the MAP specified in the Advance Notice, or (ii) there is no VWAP available. On each Excluded Day, an automatic one-third reduction is applied to the specified Advance amount in the Advance Notice and that day will be excluded from the Pricing Period.

The conditions that must be satisfied prior to the Investor advancing the Company funds pursuant to the terms of the Purchase Agreement or a Note including there being no events which could have a material adverse on the Company and other conditions customary of financings of this nature.

We generally have the right to control the timing and amount of any sales of our Class B common stock to the Investor under the Purchase Agreement. Sales of our shares of Class B common stock, if any, to the Investor under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Investor all, some or none of the shares of Class B common stock that may be available for us to sell to the Investor pursuant to the Purchase Agreement.

Because the purchase price per share to be paid by the Investor for the shares of Class B common stock that we may elect to sell to the Investor under the Purchase Agreement, if any, will fluctuate based on the market prices of our shares of Class B common stock at the time we elect to sell shares to the Investor, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Class B common stock that we will sell to the Investor under the Purchase Agreement, the purchase price per share that the Investor will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Investor under the Purchase Agreement.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the Investor. If and when we do elect to sell our shares of Class B common stock to the Investor pursuant to the Purchase Agreement, after the Investor has acquired such shares, the Investor may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Investor in this offering at different times will likely pay different prices for those shares, and thus may experience different levels of dilution and outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Investor in this offering because of future sales made by us to the Investor at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Investor under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Investor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our “Prospectus Summary” and “Use of Proceeds” sections in this prospectus and “Risk Factors,” “Management Discussion and Analysis of Financial Condition and Result of Operations,” and “Business” sections in our Annual Report on Form 10-K for the year ended September 30, 2023, which is incorporated by reference herein. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

Our operations and business prospects are always subject to risks and uncertainties including, among others:

•        Our ability to secure raw materials and components to manufacture sufficient quantities of robots to match demand;

•        Our ability to secure enterprise clients and deals in the face of growing competition;

•        Assumptions around the speed of robotic adoption in service environments;

•        Assumptions relating to the size of the market for our products and services;

•        Unanticipated regulations of robots and automation that add barriers to adoption and have a negative effect on our business;

•        Our ability to obtain and maintain intellectual property protection for our products; and

•        Our estimates of expenses, future revenue, capital requirements and our needs for, or ability to obtain, additional financing.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention to do so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

USE OF PROCEEDS

This prospectus relates to shares of Class B common stock that may be offered and sold from time to time by the Selling Stockholder. We will receive none of the proceeds from the sale of Class B common stock by the Selling Stockholder in this Offering.

We may receive up to $50 million in gross proceeds from any sales we may make to the Selling Stockholder pursuant to the Purchase Agreement from time to time for up to 24 months from the date of the Purchase Agreement after the registration statement of which this prospectus forms a part is declared effective. Any net proceeds from the Selling Stockholder that we receive under the Purchase Agreement will be used to make any payments due under an outstanding Note, for general corporate purposes, capital expenditures, working capital and general and administrative expenses.

However, as we are unable to predict the timing or amount of potential issuances of shares of Class B common stock issuable under the Purchase Agreement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of such shares. Accordingly, our management will have broad discretion in the application of the net proceeds. We may use the proceeds for purposes that are not contemplated at the time of this offering. It is possible that no additional shares will be issued under the Purchase Agreement.

DETERMINATION OF THE OFFERING PRICE

The Selling Stockholder will offer shares of our Class B common stock at the prevailing market prices or at privately negotiated prices. The offering price of our Class B common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Class B common stock may not trade at the market prices in excess of the offering prices for Class B common stock in any public market, will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our Class B common stock.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price for our Common Stock

Our Class B common stock is listed on the Nasdaq Capital Market under the symbol “RR.” The last reported sales price of our Class B common stock on Nasdaq on March 7, 2024, was $1.52 per share.

Holders

As of March 7, 2024, there were 30 holders of record of our Class B common stock.

Dividend Policy

We have never paid or declared any cash dividends on our Class B common stock. We may pay dividends in the future if the Company realizes good profits and the board of directors determines that dividends are advisable, taking into account the Company’s financial and development needs. However, we may instead retain any future earnings to finance the operation, development and expansion of our business, and we may not declare or pay any dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, business prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

Under NRS 78.288, the directors of a corporation may authorize, and the corporation may make, distributions (including cash dividends) to stockholders, but no such distribution may be made if, after giving it effect:

•        the corporation would not be able to pay its debts as they become due in the usual course of business; or

•        the corporation’s total assets would be less than the sum of (x) its total liabilities plus (y) the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

The NRS prescribes the timing of the determinations above depending on the nature and timing of payment of the distribution. For cash dividends paid within 120 days after the date of authorization, the determinations above must be made as of the date the dividend is authorized. When making their determination that a distribution is not prohibited by NRS 78.288, directors may consider:

•        financial statements prepared on the basis of accounting practices that are reasonable in the circumstances;

•        a fair valuation, including, but not limited to, unrealized appreciation and depreciation; and/or

•        any other method that is reasonable in the circumstances.

SELLING STOCKHOLDERS

This prospectus covers the resale by the Selling Stockholder of up to an aggregate of 12,983,208 shares of Class B common stock issuable pursuant to the Purchase Agreement.

The Selling Stockholder may dispose of the shares covered by this prospectus from time to time at such prices as it may choose. The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our Class B common stock held by the Selling Stockholder and the percentage owned by the Selling Stockholder.

					After Sale of Shares in Offering
Name	Shares Beneficially Owned Prior to Offering		Shares Being Sold in this Offering		Shares Beneficially Owned	Percent of Outstanding Shares of Common Stock
YA II PN, Ltd.(1)	259,350	(2)	12,983,208	(3)	—	—

____________

(1)      YA II PN, Ltd. is managed by Yorkville Advisors Global, LP (“Yorkville LP”). Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA II PN, Ltd. are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The business address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092.

(2)      Represents Commitment Shares issued pursuant to the Purchase Agreement.

(3)      Such amount of Common Stock is solely for the purposes of making a good faith estimate as to the number of shares issuable to be registered. This number represents 19.99% of the Company’s outstanding shares of Class B common stock as of the date of the Purchase Agreement, which is the maximum aggregate number of shares of Common Stock issuable under the Purchase Agreement, and which amount includes the SEPA Shares (including the Conversion Shares) and the Commitment Shares.

PLAN OF DISTRIBUTION

The Selling Stockholder and its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        settlement of short sales;

•        in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        a combination of any such methods of sale; or

•        any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions it assumes. The Selling Stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Any broker-dealer or agent that is involved in selling the securities may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealer or agent and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that the Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the Selling Stockholder is deemed an underwriter within the meaning of the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that the Selling Stockholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and are informing the Selling Stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SHARES ELIGIBLE FOR FUTURE SALE

Market sales of shares of our Class B common stock after this offering and from time to time, and the availability of shares for future sale, may reduce the market price of our Class B common stock. Sales of substantial amounts of our Class B common stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our Class B common stock and could impair our future ability to obtain capital, especially through an offering of equity securities. After the effective date of the registration statement of which this prospectus is a part, all of the shares registered in this offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the Class B common stock offered by us in this offering will be passed upon for us by Sherman & Howard LLC.

EXPERTS

Our audited consolidated financial statements as of September 30, 2023 and 2022, and for the two years then ended have been incorporated by reference into this prospectus and the registration statement of which it forms a part in reliance upon the report of Bush & Associates CPA, independent registered public accounting firm and upon the report of such firm given upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Class B common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Class B common stock offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete, please see the copy of the contract or document that has been filed for the complete contents of that contract or document. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be reviewed for the complete contents of these contracts and documents. A copy of the registration statement and its exhibits may be obtained from the SEC upon the payment of fees prescribed by it. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and periodic and current reporting requirements of the Exchange Act, and in accordance therewith, file periodic and current reports, proxy statements and other information with the SEC. The registration statement, such periodic and current reports and other information can be obtained electronically by means of the SEC’s website at www.sec.gov.

We also maintain a website at www.richtechrobotics.com. you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and prior to the termination of this offering. Such information will automatically update and supersede the information contained in this prospectus and the documents listed below:

(a)     Our Annual Report on Form 10-K for the year ended September 30, 2023 filed with the SEC on January 11, 2024;

(b)    Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2023 filed with the SEC on February 14, 2024;

(c)     Our Current Reports on Form 8-K filed with the SEC on November 22, 2023, December 29, 2023, February 21, 2024 (as amended by Current Report on Form 8-K/A on March 15, 2024), and March 15, 2024; and

(d)    The description of our Class B common stock, which is contained in the Registration Statement on Form 8-A, filed with the SEC on November 13, 2023, and including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into the prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this registration statement, shall not be deemed “filed” under the Securities Act, and does not constitute a part hereof.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: 4175 Cameron St Ste 1, Las Vegas, NV 89103, Attn: Zhenqiang (Michael) Huang, or by calling (866) 236-3835 or at the following email address: ir@richtechrobotics.com. We maintain a website at www.richtechrobotics.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our Class B common stock. These purchasers will purchase our Class B common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

12,983,208 Shares

RICHTECH ROBOTICS INC.

Class B common stock

_____________________________

RESALE PROSPECTUS

_____________________________

____________, 2024

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution

The following table sets forth an itemized statement of the amounts of all expenses (excluding underwriting discounts and commissions and non-accountable expense allowance) payable by us in connection with the registration of the common stock offered hereby. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq initial listing fee, the amounts set forth below are estimates.

SEC registration fee	$2,826.57
Accounting fees and expenses	$6,000
Legal fees and expenses	$80,000
Total	$88,826.57

Item 14.     Indemnification of Directors and Officers

The Company’s second amended and restated articles of incorporation and second amended and restated bylaws limit the directors’ liability and may indemnify directors and officers to the fullest extent permitted under the Nevada Revised Statutes (“NRS”) NRS 78.7502-NRS 78.751.

Nevada law, NRS 78.138, provides that the Company’s directors and officers will not be personally liable to us, our stockholders or our creditors for damages for any act or omission in his or her capacity as a director or officer other than in circumstances where the director or officer breaches his or her fiduciary duty to us or our stockholders and such breach involves intentional misconduct, fraud or a knowing violation of law and the trier of fact determines that the presumption that he or she acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, or with respect to payment of dividends in violation of the NRS. While Nevada law allows the articles of incorporation of a corporation to provide for greater liability of the corporation’s directors and officers, our second amended and restated articles of incorporation does not provide for greater liability of our officers and directors than is provided under Nevada law.

Nevada law allows a corporation to indemnify officers and directors for actions pursuant to which a director or officer either would not be liable pursuant to the limitation of liability provisions of Nevada law or where he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and, in the case of an action not by or in the right of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

As permitted by Nevada law or our second amended and restated articles of incorporation, our second amended and restated bylaws (a) include provisions that eliminate the personal liability of our directors or officers for damages resulting from certain breaches of fiduciary duties as a director or officer; (b) require the Company to indemnify and hold harmless any officer or director against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the indemnitee in connection with any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the company), whether civil, criminal, administrative, or investigative; and (c) require us to advance expenses of the indemnitee as such expenses are incurred upon receipt of an undertaking by or on behalf of the indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.

The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover damages against a director or officer for breach of fiduciary duties as a director or officer. In addition, the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or recession.

We have obtained a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 15.     Recent Sales of Unregistered Securities

During the past three years, we have issued and sold the securities described below without registering the securities under the Securities Act. None of these transactions involved any underwriters’ underwriting discounts or commissions, or any public offering. We believe that each of the following issuances to private placement investors was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering. No underwriters were involved in these issuances of securities.

On September 1, 2021, Richtech Creative Displays LLC issued 120 member units in the Company to Zhenwu (Wayne) Huang upon the conversion of a convertible promissory note. On September 1, 2021, Richtech Creative Displays LLC issued 120 member units in the Company to Zhenqiang (Michael) upon the conversion of a convertible promissory note. On September 1, 2021, Richtech Creative Displays LLC issued 88 member units in the Company to Zhenwu (Wayne) upon the conversion of a convertible promissory note. On September 1, 2021, Richtech Creative Displays LLC issued 171.2 member units in the Company to Zhenwu (Wayne) Huang upon the conversion of a convertible promissory note.

Richtech Creative Displays LLC was converted to Richtech Robotics Inc in June 2022 and issued an aggregate of 10,000,000 shares of common stock in exchange for the member units of the limited liability company as illustrated below:

Name	Number of Shares	Consideration
Zhenqiang Huang	1,973,000	Exchanging 120 member units in Richtech Creative Displays LLC, a Nevada limited liability company
Zhenwu Huang	7,877,000	Exchanging 479.2 member units in Richtech Creative Displays LLC, a Nevada limited liability company
Renmeng LLC, a Nevada limited liability company	150,000	Exchanging 9.15 member units in Richtech Creative Displays LLC, a Nevada limited liability company

In October 2022, the Company effected a 4-for-1 forward stock split and concurrently designated two classes of common stock, designated as Class A common stock and Class B common stock. All of the then-outstanding shares of common stock were redesignated as shares of Class A common stock in connection with the Stock Split. In connection with the Stock Split, the Company issued to Zhengqiang Huang an aggregate of 7,892,000 shares of Class A common Stock, to Zhenwu Huang an aggregate of 31,508,000 shares of Class A common stock, and to Renmeng LLC an aggregate of 600,000 shares of Class A common stock. Immediately after the Stock Split, Renmeng LLC and the Company entered into a Conversion Agreement, dated as of October 21, 2022, pursuant to which Renmeng LLC converted all of its shares of Class A common stock into an equal number of shares of Class B common stock. In connection with the Renmeng Conversion, the Company issued to Renmeng LLC 600,000 shares of Class B common stock.

In December 2022, Zhenwu Huang transferred 1,200,000 shares of Class A common stock to Phil Zheng, in exchange for a payment of $30,000 from Phil Zheng. Immediately after the transfer, Phil Zheng and the Company entered into a Conversion Agreement, dated as of December 2, 2022, pursuant to which Phil Zheng converted all of his shares of Class A common stock into an equal number of shares of Class B common stock (the “Zheng Conversion”). As a result of the Zheng Conversion, Phil Zheng holds 1,200,000 shares of Class B common stock.

In December 2022 and January 2023, we issued the following shares of our common stock to the listed holders, in each case the consideration being services rendered:

Name of Holder	Number of Shares	Class of Common Stock	Date of Issuance
King Bliss Limited	6,153,846	Class A Common Stock	12/20/2022
Practical Excellence Limited	1,600,000	Class B common stock	12/12/2022
Robust Century Ventures Limited	1,400,000	Class B common stock	12/13/2022
Tower Luck Group Limited	1,350,000	Class B common stock	12/15/2022
Broad Elite Ventures Limited	1,800,000	Class B common stock	12/16/2022
Normanton Tech PTE. LTD.	466,000	Class B common stock	1/15/2023

On October 27, 2023, Practical Excellence Limited transferred 800,000 shares of Class B common stock to Renmeng LLC, 600,000 shares of Class B common stock to Full Champion Holdings Limited, and 200,000 shares of Class B common stock to Kenneth Chen. Also on October 27, 2023, Robust Century Ventures Limited transferred 1,400,000 shares of Class B common stock to Harmony Grace Holdings Limited.

Convertible Notes

In November and December 2022, we issued nine promissory notes to nine investors, in an aggregate principal amount of $1,400,000, for the provision of consulting, advisory and technical support services to our Company. The Convertible Notes each bear an interest of 16% per annum and have a maturity date of 18 months after issuance. On December 17, 2022, we amended the Convertible Notes and entered into promissory note conversion agreements with each Convertible Note holder, pursuant to which the outstanding balance of principal and accrued interest of each Convertible Note were converted into an aggregate of 9,231,000 shares of Class B common stock. On June 25, 2023, each of the holders of the Convertible Notes agreed to waive any registration rights in connection with their Conversion Shares. Pursuant to the terms of the Convertible Notes, if the Company is unable to fulfill a completion of a minimum $15,000,000 initial public offering of its securities and listing of its common stock for trading on Nasdaq or other national securities exchange no later than the Maturity Date, each holder will have an option, exercisable for a period of 90 days after the Maturity Date, to sell the Conversion Shares back to the Company at an aggregate price equal to the principal amount of each Convertible Note and all interest accrued thereon, and such sale shall occur no later than ten business days after the Company’s receipt of such notice from each holder. On October 27, 2023, seven of the original holders of the Convertible Notes and the converted shares transferred their respective shares to each of seven new investors. Each of the transferees agreed to the terms of the Waiver.

Pre-IPO Private Placement

In June and July 2023, we entered into share purchase agreements with twelve accredited investors for the issuance of an aggregate of 166,000 shares of Class B common stock, at $5.00 per share. Each of the investors will agree to a 180 day lock-up with respect to such shares prior to the completion of this offering. The Private Placement Shares are not subject to registration rights. The number of Private Placement Shars issued to each investor is set forth below:

Name of Holder	Number of Shares	Class of Common Stock	Date of Issuance
Thanh Chi Nguyen	100,000	Class B common stock	6/8/2023
The Jenkins Family Trust	5,000	Class B common stock	6/12/2023
Jerry L. Marti	25,000	Class B common stock	6/26/2023
Greg Meagher	5,000	Class B common stock	6/27/2023
Joseph Walker and Kimberly Spight Walker	2,000	Class B common stock	6/28/2023
The Zeno Family Trust	5,000	Class B common stock	6/28/2023
Theresa Wilson-McCray	2,000	Class B common stock	6/28/2023
Jae H. Lim, Jr.	10,000	Class B common stock	7/27/2023
Jessica M. Alexander	2,000	Class B common stock	7/28/2023
Richard On	2,500	Class B common stock	7/30/2023
Chinese Restaurant Foundation	5,000	Class B common stock	7/30/2023
Alex Pang	2,500	Class B common stock	7/30/2023

On February 15, 2024, in connection with the Purchase Agreement with the Investor dated February 15, 2024, we issued 259.350 Commitment Shares to the Investor.

Item 16.     Exhibits and Financial Statement Schedules:

Exhibit No.	Description
3.1	Second Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 in the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2023).
3.2	Second Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.3 in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, filed with the SEC on January 11, 2024).
4.1

Specimen Class B Common Stock Certificate (Incorporated by reference to Exhibit 4.1 in the Company’s Registration Statement on Form S-1/A (File No. 333-273628), filed with the SEC on November 1, 2023).

4.2	Form of Underwriter Warrant (Incorporated by reference to Exhibit 4.1 in the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2023).
5.1*	Opinion of Sherman & Howard LLC.
10.1#

Master Services Agreement, dated September 27, 2022 (Restaurant MSA) (Incorporated by reference to Exhibit 10.1 in the Company’s Registration Statement on Form S-1/A (File No. 333-273628), filed with the SEC on November 1, 2023).

10.2#

Master Professional Services Agreement, dated September 26, 2022 (Gaming MSA) (Incorporated by reference to Exhibit 10.2 in the Company’s Registration Statement on Form S-1/A (File No. 333-273628), filed with the SEC on November 1, 2023).

10.3#

Master IT Services and Products Agreement, dated January 12, 2023 (Hotel MSA) (Incorporated by reference to Exhibit 10.3 in the Company’s Registration Statement on Form S-1/A (File No. 333-273628), filed with the SEC on November 1, 2023).

10.4	Form of Invention Assignment Agreement (Incorporated by reference to Exhibit 10.4 in the Company’s Registration Statement on Form S-1/A (File No. 333-273628), filed with the SEC on November 1, 2023).
10.5

Form of Stock Purchase Agreement (Pre-IPO Private Placement) (Incorporated by reference to Exhibit 10.5 in the Company’s Registration Statement on Form S-1/A (File No. 333-273628), filed with the SEC on November 1, 2023).

10.6	2023 Equity Stock Option Plan (Incorporated by reference to Exhibit 10.6 in the Company’s Registration Statement on Form S-1/A (File No. 333-273628), filed with the SEC on November 1, 2023).
10.7	Form of Stock Option Agreement (Incorporated by reference to Exhibit 10.7 in the Company’s Registration Statement on Form S-1/A (File No. 333-273628), filed with the SEC on November 1, 2023).
10.8	Form of Stock Purchase Agreement (Incorporated by reference to Exhibit 10.8 in the Company’s Registration Statement on Form S-1/A (File No. 333-273628), filed with the SEC on November 1, 2023).
10.9

Employment Agreement between the Company and Zhenwu Huang (Incorporated by reference to Exhibit 10.9 in the Company’s Registration Statement on Form S-1/A (File No. 333-273628), filed with the SEC on November 1, 2023).

10.10

Employment Agreement between the Company and Zhenqiang Huang (Incorporated by reference to Exhibit 10.10 in the Company’s Registration Statement on Form S-1/A (File No. 333-273628), filed with the SEC on November 1, 2023).

10.11

Employment Agreement between the Company and Phil Zheng (Incorporated by reference to Exhibit 10.11 in the Company’s Registration Statement on Form S-1/A (File No. 333-273628), filed with the SEC on November 1, 2023).

10.12

Employment Agreement between the Company and Matthew Casella (Incorporated by reference to Exhibit 10.12 in the Company’s Registration Statement on Form S-1/A (File No. 333-273628), filed with the SEC on November 1, 2023).

10.13

Standby Equity Purchase Agreement, dated February 15, 2024, by and between the Company and YA II PN, Ltd. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2024).

10.14	Form of Promissory Note (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2024).
10.15*	Financial Services Agreement, dated as of January 22, 2024, by and between the Company and Revere Securities, LLC.

Exhibit No.	Description
10.16*	Finder’s Fee Agreement, dated as of January 22, 2024, by and between the Company and Revere Securities, LLC.
10.17

Letter Agreement, dated as of March 14, 2024, by and between the Company and YA II PN, Ltd. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 14, 2024).

21	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 in the Company’s Registration Statement on Form S-1/A (File No. 333-273628), filed with the SEC on November 1, 2023).
23.1*	Consent of Bush & Associates CPA LLC.
23.2*	Consent of Sherman & Howard LLC (included as part of Exhibit 5.1 hereto).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
107*	Filing Fee Table.

____________

*        Filed herewith.

†        Denotes management compensation plan or contract.

#        Certain portions of this exhibit have been omitted because the omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

(b)    Financial Statement Schedules.    Financial statement schedules are omitted because the required information is not applicable, not required or included in the financial statements or the Convertible Notes thereto included in the prospectus that forms a part of this registration statement.

Item 17.     Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on the 15th day of March, 2024.

RICHTECH ROBOTICS INC.
By:	/s/ Zhenwu Huang
Zhenwu Huang
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Zhenqiang Huang and Phil Zheng and each of them acting singly, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign (1) any and all amendments (including post-effective amendments) to this Registration Statement, and (2) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Zhenwu Huang	Chief Executive Officer and Director	March 15, 2024
Zhenwu Huang	(Principal Executive Officer)
/s/ Zhenqiang Huang	Chief Financial Officer and Director	March 15, 2024
Zhenqiang Huang	(Principal Financial and Accounting Officer)
/s/ Phil Zheng	Chief Operating Officer	March 15, 2024
Phil Zheng
/s/ Matthew Casella	President	March 15, 2024
Matthew Casella
/s/ John Shigley	Director	March 15, 2024
John Shigley
/s/ Stephen Markscheid	Director	March 15, 2024
Stephen Markscheid
/s/ Saul Factor	Director	March 15, 2024
Saul Factor